UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2018
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting held on October 16, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of ACCO Brands Corporation (the “Company”) approved an amendment to and complete restatement of the ACCO Brands Corporation Executive Severance Plan (the “Plan”) in which executive officers of the Company are entitled to participate. The Plan was originally adopted effective December 1, 2007, and provides severance benefits to the Company’s executive officers, as well as key employees approved by the Committee. The Plan is designed to facilitate the Company’s ability to attract and retain executives as the Company competes for talented employees in a marketplace where similar severance arrangements are commonly offered.
The amendment and restatement of the Plan (the “Restatement”) represents the first comprehensive revision of the Plan since it was originally adopted in 2007. The Restatement will apply to all participants who are terminated on or after January 1, 2019, except that, in accordance with the terms of the original Plan, any change to the amount of severance pay payable upon a termination following a change in control will not take effect until twenty-four months after notice of the amendment is given to current executive participants in the Plan.
The principal substantive changes made to the Plan by the Restatement are:

•
The “gross-up” of the excise tax that is imposed by Section 4999 of the Internal Revenue Code (the “Code”) on certain amounts paid following a change in control that are treated as “golden parachute” payments by Section 280G of the Code has been eliminated. Instead, the Restatement provides that such amounts will be reduced to the maximum amount that is not treated as a golden parachute payment, but only if the reduced amount, after income tax, is at least equal to the amount that would have been paid without the reduction, after application of income tax and the Section 4999 excise tax.

•
The Restatement provides that an executive will be entitled to the severance benefits provided upon a change in control if he or she is terminated without Cause (as defined in the Plan) within six months prior to the change in control, as well as within twenty-four months following the change in control. Previously, an executive terminated prior to a change in control was required to demonstrate that the termination was at the request of another party involved in the change in control, or was otherwise in contemplation of the change in control.

•
The amount of an executive’s annual bonus used to calculate his or her severance in the event of a change in control will be equal to his or her target bonus, rather than the higher of his or her target bonus or projected bonus based upon financial results through the date of termination.

•	The specific dollar limits on the amount of outplacement have been eliminated to provide the Committee with more flexibility to determine the appropriate amount based on the executive’s position.

•	The Restatement clarifies that any severance paid is subject to any “clawback” or recoupment policy adopted by the Board of Directors of the Company or the Committee.

In addition, the Restatement reorganizes the Plan to clarify which provisions apply only to a change in control termination and which apply in all cases, and contains various technical and language changes.
Eligibility
Generally, an executive will be eligible for severance amounts under the Plan in the event the executive’s employment with the Company is terminated without cause (as defined in the Plan) at any time (an “ordinary course termination”). In addition, an executive will be eligible for severance amounts under the Plan if he or she is terminated without cause within six months prior to or twenty-four months after a change in control (as defined in the Plan), or if the executive resigns for good reason (as defined in the Plan) within twenty four months following a change in control (a “change-in-control termination”). The payment of any severance that may be due to an executive officer is contingent upon the executive signing a separation letter and a release of claims that is provided by the Company to the executive within a time period specified in the Plan.

Severance Payment Amounts
The amount of the severance that an executive will be entitled to receive upon a termination that qualifies under the Restatement will depend on the executive’s tier level as determined by the Committee. In addition, the severance benefits and amounts to which an executive may be entitled will differ depending on whether severance is payable in connection with an ordinary course termination or a change-in-control termination. Any amounts payable under the Restatement will be reduced by severance amounts then payable to an executive under any other agreement, plan, policy or arrangement applicable to the executive at the time of his or her termination.
The material elements of an executive’s severance benefit under the Restatement, as applicable, are summarized as follows:

•
General severance amount-in an ordinary course termination, the general severance will range from an amount equal to eighteen months of base salary plus one year of bonus to twenty-four months of base salary plus two years of bonus. In a change-in-control termination, general severance will range from an amount equal to two times base salary plus two times bonus to 2.99 times base salary plus 2.99 times bonus. The bonus portion of the general severance amount is based on the executive’s target bonus for the year in which he or she was terminated.

•
Pro rata bonus-in the event of a change-in-control termination, a bonus based on the bonus amount as determined above, pro-rated by the number of days elapsed during the year through and including the executive’s termination date.

•
Additional retirement amounts for defined contribution plan participants-in the event of a change-in-control termination, if the executive is participating in one of the Company’s defined contribution retirement plans (including nonqualified plans), an additional amount equal to the contributions the Company would have made to the executive under such plan (based on maximum matching contributions and greatest recent retirement contributions) over the period the change-in-control severance is calculated.

•
Outplacement amounts-outplacement assistance for up to two years, provided by a provider selected by the Company, up to a maximum amount determined by the Committee to be appropriate based on the executive’s position.

•
Healthcare benefits-continuation of medical, dental and vision coverage for so long as severance benefits are being received under the Restatement or for the period on which severance benefits were calculated, subject to earlier termination should the executive accept employment with a new employer.

The tables set forth below detail the payout amounts under an ordinary course termination and a change-in-control termination for each tier under the terms of the Restatement. The tables do not include the healthcare amounts that each executive is entitled to receive regardless of tier level or type of termination:
Severance Benefits upon a Qualifying Termination-Ordinary Course

Tier Level	Severance Amount	Pro Rata Bonus	Addition Defined Contribution Plan Amount	Outplacement Amount
Tier I	24 months of base salary plus 2 years of bonus	0	0	Amount determined by Committee
Tier II	21 months of base salary plus 1 year of bonus	0	0	Amount determined by Committee
Tier III	18 months of base salary plus 1 year of bonus	0	0	Amount determined by Committee

Severance Benefits upon a Qualifying Termination-Change in Control

Tier Level	Severance Amount	Pro Rata Bonus	Addition Defined Contribution Plan Amount	Outplacement Amount
Tier I	2.99 times base salary plus 2.99 times bonus	Yes	Yes, if an active participant	Amount determined by Committee
Tier II	2.25 times base salary plus 2.25 times bonus	Yes	Yes, if an active participant	Amount determined by Committee
Tier III	2 times base salary plus 2 times bonus	Yes	Yes, if an active participant	Amount determined by Committee
In addition, the Restatement, as did the original Plan, continues to provide that the Company will reimburse all reasonable costs and expenses, including legal fees, incurred by the executive in interpreting the Restatement or enforcing his or her rights under the Restatement (if successful in asserting such rights).
The Committee has the authority to determine which tier an executive is in (including the authority to reclassify an executive in a lower tier), and all executives are presumed to be in Tier III unless otherwise determined by the Committee. At present, there are no Tier I executives. Four of the Company’s named executive officers, as identified in the Company's most recent annual proxy statement, are Tier II executives: Boris Elisman, Chairman, President and CEO; Neal V. Fenwick, Executive Vice President and Chief Financial Officer, Thomas W. Tedford, Executive Vice President and President, ACCO Brands North America; and Cezary Monko, Executive Vice President and President, ACCO Brands Europe, Middle East and Africa. The Company's fifth named executive officer (Pamela R. Schneider, Senior Vice President, General Counsel and Corporate Secretary) is a Tier III executive. The tier of persons who become named executive officers in the future will be as determined by the Committee.
Other Provisions
The Plan as restated will continue to be administered by the Committee, and the Restatement clarifies that the Restatement constitutes an employee welfare benefit plan as defined in the Employee Retirement Income Security Act of 1974 (“ERISA”) and designates the Committee as the plan administrator with the authority of a plan administrator under ERISA to take all actions necessary to interpret and administer the Restatement. In addition, the Restatement contains provisions intended to ensure that the Plan complies with Section 409A of the Code. The Plan as restated may be amended or terminated at any time, except that any amendment or termination of the Restatement’s provisions governing the amount of severance payable in connection with a change-in-control will not apply to an executive who was a participant in the Plan on the date of the Board resolution adopting the Restatement if the change-in-control occurs within twenty-four months following such date.
The above description of the material provisions of the Restatement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Restatement, a copy of which is attached as Exhibit 10.1.
Section 9 - Financial Statements and Exhibits

Item 9.01. - Financial Statements and Exhibits.

Exhibits

10.1 ACCO Brands Corporation Executive Severance Plan, as amended and restated effective January 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	October 22, 2018	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President
General Counsel, and Secretary

INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibit

10.1ACCO Brands Corporation Executive Severance Plan, as amended and restated effective January 1, 2019.